Exhibit 99.A1

                     DELAWARE-VOYAGEUR UNIT INVESTMENT TRUST
                                   SERIES 11
                                TRUST AGREEMENT

                                                             Dated: July 8, 1997

         This Trust Agreement dated as of July 8, 1997 between Delaware Management Company, Inc., as Depositor and The Chase Manhattan Bank, as Evaluator and Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Delaware-Voyageur Unit Investment Trust Series 9 and certain subsequent Series, Standard Terms and Conditions of Trust Dated May 6, 1997" (herein called the "STANDARD TERMS AND CONDITIONS OF TRUST"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                     SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

                  (a) The Securities listed in Schedule A hereto have been deposited in Trust under this Trust Agreement.


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         IN WITNESS WHEREOF, Delaware Management Company, Inc. has caused this
Trust Agreement to be executed by its Chairman, President, General Counsel, Chief Financial Officer or one of its Vice Presidents and The Chase Manhattan Bank has caused this Trust Agreement to be signed by one of its Vice Presidents or Second Vice Presidents all as of the day, month and year first above written.

                                 Delaware Management Company, Inc., Depositor

                                 By:
                                     ---------------------------------------
                                     Senior Vice President and Secretary

                                 The Chase Manhattan Bank, Evaluator and Trustee

                                 By:
                                     ---------------------------------------


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                          SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
               DELAWARE-VOYAGEUR UNIT INVESTMENT TRUST, SERIES 11

(Note: Incorporated herein and made a part hereof are the "SCHEDULES OF INVESTMENTS" as set forth in the Prospectus.)